UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 10, 2022

Date of Report (Date of earliest event reported)

Toga Limited
(Exact name of registrant as specified in its charter)

Nevada	001-39052	98-0568153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

515 S. Flower Street 18th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

(949) 333-1603

(Registrant’s telephone number)

__________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of each Exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 23, 2021, Michael Toh Kok Soon, Chairman of the Board and CEO of Toga Limited, brought a derivative lawsuit in the District Court of Clark County, Nevada (the “District Court”), against Toga’s former Chief Financial Officer Alex Henderson as a derivative claim on behalf of Toga Limited. The case is Michael Toh Kok Soon vs. Alexander Henderson and Toga Limited, et. al. (Case No. A-21-841604-B).

On June 20, 2022, the District Court in such lawsuit issued an order granting summary judgment in favor of Mr. Henderson.

On August 10, 2022, legal counsel for Mr. Toh and legal counsel for Toga jointly filed a Stipulation and Order to Dismiss Without Prejudice the aforementioned lawsuit and to vacate a pending Motion to Dismiss set for August 11, 2022. On August 10, 2022, Judge Kishner of the District Court issued an Order (the “Order”) that the hearing date on the pending motion be vacated and that Toga shall provide Notice of Dismissal of the case by filing a Current Report on Form 8-K on or before August 18, 2022.

The Order is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Order served on August 10, 2022, issued by the District Court of Clark County, Nevada, Department 31 in Michael Toh Kok Soon vs. Alexander Henderson and Toga Limited, et. al. (Case No. A-21-841604-B).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TOGA LIMITED

DATED: August 17, 2022	By:	/s/ Chuah Ming Zhe
Chuah Ming Zhe
Secretary

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